UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 March 14, 2019

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

 Amended and Restated Trademark License Agreement

On and effective March 12, 2019, GSV Capital Corp. (the “Company”) and GSV Asset Management, LLC, the Company’s former external investment adviser (“GSV Asset Management”), entered into an Amended and Restated Trademark License Agreement (the “License Agreement”) in connection with termination of the Investment Advisory Agreement (as defined and described below in Item 1.02).

GSV Asset Management is the owner of the trade name “GSV”, and other state or unregistered “GSV” marks, including the trading symbol “GSVC” (collectively, the “Licensed Marks”). Pursuant to the License Agreement, GSV Asset Management granted the Company a non-transferable, non-sublicensable, and non-exclusive right and license to use the Licensed Marks, solely in connection with the operation of the Company’s existing business.

The term of the License Agreement commenced on March 12, 2019 and shall continue for eighteen months, unless both parties mutually agree to extend the License Agreement for an additional period.  Pursuant to the License Agreement, the Company will pay GSV Asset Management a total amount equal to $1,250,000.

The description above is only a summary of the material provisions of the License Agreement and is qualified in its entirety by reference to the License Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Consulting Agreement

On and effective March 12, 2019, the Company and Michael T. Moe entered into a Consulting Agreement (the “Consulting Agreement”) for the purpose of assisting the Company with certain transition services following the termination of the Investment Advisory Agreement and internalization of the Company’s operating structure.  Pursuant to the Consulting Agreement, Mr. Moe will provide certain transition services to the Company related to the Company’s existing portfolio investments for which Mr. Moe previously had oversight in his role as the Chief Executive Officer and Chief Investment Officer of GSV Asset Management, the Company’s former external investment adviser. Such transition services will include providing information to the Company regarding such portfolio companies, including as a member of a portfolio company’s board of directors, assisting with the transition of portfolio company board seats as requested by the Company, making appropriate introductions to representatives of portfolio companies, and providing other similar types of services that the Company may reasonably request.

The term of the Consulting Agreement commenced on March 12, 2019 and will continue for eighteen months, unless both parties mutually agree to extend the Consulting Agreement for an additional period.  Pursuant to the Consulting Agreement, the Company will pay Consultant a total amount equal to $1,250,000.

The description above is only a summary of the material provisions of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, which is attached as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreements

Amended and Restated Investment Advisory Agreement

On and effective March 12, 2019, the Amended and Restated Investment Advisory Agreement, dated March 8, 2013 (the “Investment Advisory Agreement”), by and between the Company and GSV Asset Management, was terminated by mutual agreement of the parties thereto in connection with the Company’s transition to an internally managed operating structure.

Prior to the internalization of the Company, GSV Asset Management served as the Company’s external investment adviser pursuant to the Investment Advisory Agreement. Pursuant to the terms of the Investment Advisory Agreement, the Company paid GSV Asset Management a fee for its services consisting of two components — a base management fee and an incentive fee. The base management fee was calculated at an annual rate of 2.00% of the Company’s gross assets (the Company’s total assets as reflected on its balance sheet with no deduction for liabilities). The incentive fee was determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equaled the lesser of (i) 20% of the Company’s realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis, subject to a non-compounded preferred return, or “hurdle” of 8.00% per year, and a “catch-up” feature, and (ii) 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees.

Second Amended and Restated Administration Agreement

On and effective March 12, 2019, the Second Amended and Restated Administration Agreement, dated April 3, 2017 (the “Administration Agreement”), by and between the Company and GSV Capital Service Company, LLC (“GSV Capital Service Company”), was terminated by mutual agreement of the parties in connection with the Company’s transition to an internally managed operating structure.

Prior to the internalization of the Company, GSV Capital Service Company served as the Company’s external administrator and provided administrative services necessary for the Company’s operations, including but not limited to, furnishing the Company with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing the Company with certain other administrative services, including, but not limited to, assisting the Company with determining and publishing its net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders.

Under the Administration Agreement, the Company did not pay any fees to GSV Capital Service Company but reimbursed GSV Capital Service Company for the Company’s allocable portion of overhead and other expenses incurred by GSV Capital Service Company in performing its services under the Administration Agreement, including, but not limited to, fees and expenses associated with performing compliance functions and the Company’s allocable portion of rent and compensation of the Company’s President, Chief Financial Officer, Chief Compliance Officer and other staff providing administrative services.

Item 2.02.	Results of Operations and Financial Condition.

On March 14, 2019, the Company issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2018. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective March 12, 2019, Michael T. Moe resigned from the Company’s Board of Directors in connection with the Company’s transition to an internally managed operating structure. In connection with Mr. Moe’s resignation, the Board of Directors intends to reduce the number of directors that constitute the full Board of Directors to five directors from six directors in accordance with its bylaws. Mr. Moe will continue to provide services to the Company pursuant to the Consulting Agreement described in Item 1.01 of this Form 8-K which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 14, 2019, in connection with the Company’s conference call to announce its financial results for the quarter and fiscal year ended December 31, 2018, the Company provided a presentation to stockholders, analysts and any other parties participating on the call. A copy of the slides that the Company used during the presentation has been included as Exhibit 99.2 to this Current Report on Form 8-K and has been posted on the Company’s website.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Trademark License Agreement, dated March 12, 2019, by and between the GSV Capital Corp. and GSV Asset Management, LLC
10.2	Consulting Agreement, dated March 12, 2019, by and between GSV Capital Corp. and Michael T. Moe
99.1	Press release dated March 14, 2019*
99.2	Earnings Presentation dated March 14, 2019

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2019	GSV CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green SVP Finance, Controller, Treasurer and Secretary